Exhibit 10.19
Cash Compensation for Non-Employee Directors
Volterra Semiconductor Corporation’s non-employee board members receive the following cash compensation for services performed:
Annual cash retainer for service as:

Chairman of the Board of Directors:	$10,000
Member of Board of Directors:	$25,000
Member of Audit Committee:	$7,000
Member of Compensation Committee:	$3,500
Member of Nominating and Governance Committee:	$2,500
Audit Committee Chair:	$15,000
Compensation Committee Chair:	$7,000
Nominating and Governance Committee Chair:	$5,000